Exhibit 99.1

ATEC Reports Fourth Quarter and Full Year 2021 Financial Results

and Recent Corporate Highlights

Revenue growth of 68% for full year 2021, including organic revenue growth of 50%

U.S. organic revenue 3-year CAGR of 36%

Fourth quarter EOS imaging-related revenue of $12.8 million

CARLSBAD, Calif., March 1, 2022 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter and full year ended December 31, 2021, and recent corporate highlights.

Fourth Quarter and Full Year 2021 Financial Results

	Quarter Ended December 31, 2021	Year Ended December 31, 2021
Total revenue	$74.0 million	$243.2 million
GAAP gross margin	61.1%	64.9%
Non-GAAP gross margin	70.5%	72.8%
Operating expenses	$83.4 million	$285.8 million
Non-GAAP operating expenses	$66.2 million	$225.6 million
GAAP operating loss	($38.1) million	($128.1) million
Non-GAAP adjusted EBITDA	($7.5) million	($28.1) million
Ending cash balance	$187.2 million

Recent Highlights

•	Accelerated adoption of Prone Trans-Psoas (PTP) Technique, with ATEC lateral procedures delivering over 40% of Q4 revenue growth;
•	Expanded momentum of the recently launched ALIF System advancing anterior column prowess;
•	Trained over 400 surgeons in 2021, contributing to a 23% increase in surgeon users in Q4 compared to prior year;
•	Generated $12.8 million in EOS-related revenue, with significant momentum in sales, product development and data management since close of transaction.

“2021 marks the highest revenue on record for ATEC and another year of sector-leading growth,” remarked Pat Miles, Chairman and Chief Executive Officer. “The magnitude and consistency of our growth is a direct reflection of our ability to earn surgeon trust. That trust is a result of our relentless commitment to creating clinically distinct technology that improves the predictability and reproducibility of spine surgery. In 2022, we will continue to expand the lateral market with

PTP, advance our distribution network, and place EOS imaging systems while driving portfolio-wide adoption. ATEC is becoming a force in the spine industry.”

Financial Outlook for the Full Year 2022

The Company continues to expect total revenue for the fiscal year ended December 31, 2022, to approximate $305 million, reflecting growth of approximately 25% compared to the full year 2021.  This includes organic revenue growth of 23% and approximately $45 million of revenue related to EOS imaging.

Investor Webcast

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations Section of ATEC’s Corporate Website.

To dial-in to the webcast, please register via this link.

A replay of the webcast will remain available through the Investor Relations section of ATEC’s Corporate Website at investors.alphatecspine.com for twelve months. In addition, a dial-in replay will be available beginning two hours after the webcast’s completion until March 8, 2022. The replay dial-in numbers are (800) 585-8367 for domestic callers and (416) 621-4642 for international callers. Please use the replay conference ID number 6548679.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue and growth outlook; planned product launches, introductions, regulatory submissions or clearances; efforts to transform sales and distribution channels; the Company’s ability to compel surgeon adoption; the Company’s future ability to finance its operations and sufficiency of its cash runway; and statements about the potential benefits and synergies of the acquisition of EOS imaging, S.A. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; the Company’s ability to meet its financial obligations; the impact of the COVID-19 pandemic on the Company and economy; and uncertainties and risks related to the integration of EOS imaging, S.A.  A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	unaudited
Revenue:
Revenue from products and services	$73,922	$43,123	$242,258	$141,079
Revenue from international supply agreement	40	831	954	3,782
Total revenue	73,962	43,954	243,212	144,861
Cost of sales	28,737	12,563	85,450	42,360
Gross profit	45,225	31,391	157,762	102,501
Operating expenses:
Research and development	8,984	5,355	32,015	18,745
Sales, general and administrative	66,692	39,725	229,271	129,156
Litigation-related expenses	5,412	3,045	11,123	8,552
Amortization of acquired intangible assets	1,956	172	5,348	688
Transaction-related expenses	209	130	6,365	4,223
Restructuring expenses	110	—	1,697	—
Total operating expenses	83,363	48,427	285,819	161,364
Operating loss	(38,138)	(17,036)	(128,057)	(58,863)
Interest and other expense, net:
Interest expense, net	(1,504)	(3,700)	(7,108)	(12,374)
Loss on debt extinguishment, net	—	(6,057)	(7,434)	(7,612)
Other expenses, net	(544)	—	(1,563)	—
Total interest and other expenses, net	(2,048)	(9,757)	(16,105)	(19,986)
Net loss before taxes	(40,186)	(26,793)	(144,162)	(78,849)
Income tax provision	1	5	164	145
Net loss	$(40,187)	$(26,798)	$(144,326)	$(78,994)
Net loss per share, basic and diluted	$(0.40)	$(0.35)	$(1.50)	$(1.18)
Weighted average shares outstanding, basic and diluted	99,300	77,098	96,197	67,020
Stock-based compensation included in:
Cost of revenue	$248	$138	$737	$512
Research and development	1,454	632	4,056	2,114
Sales, general and administrative	8,024	4,202	31,657	15,033
	$9,726	$4,972	$36,450	$17,659

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$187,248	$107,765
Accounts receivable, net	41,893	23,527
Inventories	91,703	46,001
Prepaid expenses and other current assets	10,313	5,439
Withholding tax receivable from Officer	—	1,076
Current assets of discontinued operations	—	352
Total current assets	331,157	184,160
Property and equipment, net	87,401	36,670
Right-of-use asset	25,283	1,177
Goodwill	39,689	13,897
Intangible assets, net	85,274	24,720
Other assets	3,249	541
Noncurrent assets of discontinued operations	—	58
Total assets	$572,053	$261,223
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,737	$17,599
Accrued expenses and other current liabilities	55,549	35,264
Contract liability	15,255	—
Short-term debt	342	4,167
Current portion of operating lease liability	4,212	885
Current liabilities of discontinued operations	—	397
Total current liabilities	101,095	58,312
Total long-term liabilities	367,933	49,428
Redeemable preferred stock	23,603	23,603
Stockholders' equity	79,422	129,880
Total liabilities and stockholders' equity	$572,053	$261,223

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended		Year Ended
	December 30,		December 30,
	2021	2020	2021	2020
unaudited
Gross profit, GAAP	$45,225	$31,391	$157,762	$102,501
Add: amortization of intangible assets	268	269	1,075	1,075
Add: stock-based compensation	248	138	737	512
Add: purchase accounting adjustments on acquisitions	2,083	—	6,423	—
Add: excess and obsolete write-down	4,305	1,615	11,147	7,044
Non-GAAP gross profit	$52,129	$33,413	$177,144	$111,132
Gross margin, GAAP	61.1%	71.4%	64.9%	70.8%
Add: amortization of intangible assets	0.4%	0.6%	0.4%	0.7%
Add: stock-based compensation	0.3%	0.3%	0.3%	0.4%
Add: purchase accounting adjustments on acquisitions	2.8%	—%	2.6%	—%
Add: excess and obsolete write-down	5.8%	3.7%	4.6%	4.9%
Non-GAAP gross margin	70.5%	76.0%	72.8%	76.7%

	Three Months Ended		Year Ended
	December 30,		December 30,
	2021	2020	2021	2020
unaudited
Operating expenses, GAAP	$83,363	$48,427	$285,819	$161,364
Adjustments:
Stock-based compensation	(9,478)	(4,834)	(35,713)	(17,147)
Litigation-related expenses	(5,412)	(3,045)	(11,123)	(8,552)
Amortization of intangible assets	(1,956)	(172)	(5,348)	(688)
Transaction-related expenses	(209)	(130)	(6,365)	(4,223)
Restructuring expenses	(110)	—	(1,697)	—
Non-GAAP operating expenses	$66,198	$40,246	$225,573	$130,754

	Three Months Ended		Year Ended
	December 30,		December 30,
	2021	2020	2021	2020
unaudited
Operating loss, GAAP	$(38,138)	$(17,036)	$(128,057)	$(58,863)
Depreciation	6,544	2,704	20,332	9,186
Amortization of intangible assets	2,226	441	6,424	1,763
EBITDA	(29,368)	(13,891)	(101,301)	(47,914)
Add back significant items:
Stock-based compensation	9,726	4,972	36,450	17,659
Purchase accounting adjustments on acquisitions	2,083	—	6,423	—
Excess & obsolete write-down	4,305	1,615	11,147	7,044
Litigation-related expenses	5,412	3,045	11,123	8,552
Transaction-related expenses	209	130	6,365	4,223
Restructuring expenses	110	—	1,697	—
Adjusted EBITDA	$(7,523)	$(4,129)	$(28,096)	$(10,436)